                                                                    EXHIBIT 24.2


                WELLS TIMBER REAL ESTATE INVESTMENT TRUST, INC.

                               POWER OF ATTORNEY


     We, the undersigned directors of Wells Timber Real Estate Investment Trust, Inc. (the "Corporation"), hereby severally constitute Leo F. Wells, III, Douglas
P. Williams and Randy Fretz, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names as directors of the Corporation, the registration statement on Form S-11 (File No. 333-129651) and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as directors to enable the Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Name                              Title                     Date
------------------------          ---------------           --------------------

/s/ Michael P. McCollum
------------------------          Director                  June 6 , 2006
Michael P. McCollum


/s/ E. Nelson Mills
------------------------          Director                  June 6 , 2006
E. Nelson Mills


/s/ Donald S. Moss
------------------------          Director                  June 6 , 2006
Donald S. Moss


/s/ Willis J. Potts, Jr.
------------------------          Director                  June 6 , 2006
Willis J. Potts, Jr.
